AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                           PIONEER CAPITAL GROWTH FUND



        The undersigned, being at least a majority of the Trustees of Pioneer Capital Growth Fund, a Delaware business trust, acting pursuant to Article IX,
Section 8 if the Agreement and Declaration of Trust dated January 8, 1998 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective February 28, 2000.

        Section 1 of Article 1 of the Declaration is hereby deleted and replaced with the following:

        Section 1. Name: The name of the Trust created by this Agreement and Declaration of Trust is "Pioneer Mid-Cap Value Fund."


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        IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the 8th day of February, 2000

/s/ Mary K. Bush
Mary K. Bush,
As Trustee and not individually


/s/ John F. Cogan, Jr.
John F. Cogan, Jr.,
As Trustee and not individually

/s/ Richard H. Egdahl
Richard H. Egdahl,
as Trustee and not individually

/s/ Margaret B. W. Graham,
Margaret B.W. Graham,
as Trustee and not individually

/s/ John W. Kendrick
John W. Kendrick,
as Trustee and not individually

/s/ Marguerite A. Piret
Marguerite A. Piret,
as Trustee and not individually

/s/ David D. Tripple
David D. Tripple,
as Trustee and not individually

/s/ Stephen K. West
Stephen K. West,
as Trustee and not individually

/s/ John Winthrop
John Winthrop,
as Trustee and not individually